Exhibit 10.4

DIRECTOR AWARD AGREEMENT (DSUs)

THIS DIRECTOR AWARD AGREEMENT (“Agreement”) is made as of                (“Grant Date”) by and between Travelport Worldwide Limited, a Bermuda exempted company (“TWW”) and         (“Director”).

RECITALS

TWW has adopted, and TWW’s shareholders have approved, the Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”).

In connection with Director’s service on the Board, TWW intends concurrently herewith to make a grant of Deferred Share Units (“DSUs”) to Director as of the Grant Date in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

DEFINITIONS

1.1.          Definitions.  Except as expressly provided for herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.  In addition to the terms defined in the Plan, the terms below shall have the following respective meanings:

“Adjustment Events” has the meaning set forth in Section 5.2.

“Agreement” has the meaning specified in the Introduction.

“Board” means the board of directors of TWW (or, if applicable, any committee of the Board).

“Cause” means (A) Director’s failure substantially to perform his/her duties to the Company (other than as a result of total or partial incapacity) for a period of 10 days following receipt of written notice from any Company Entity by Director of such failure; provided that it is understood that this clause (A) shall not apply if a Company Entity terminates Director’s service on the Board because of dissatisfaction with actions taken by Director in the good faith performance of his/her duties to the Company, (B) theft or embezzlement of property of the Company or dishonesty in the performance of Director’s duties to the Company, (C) an act or acts on Director’s part constituting (x) a felony under the laws of the United States or any state thereof or (y) a crime involving moral turpitude, (D) Director’s willful malfeasance or willful misconduct in connection with his/her duties or any act or omission which is materially injurious to the financial condition or business reputation of the Company, or (E) Director’s breach of the provisions of any agreed-upon non-compete, non-solicitation or confidentiality provisions agreed to with any Company Entity, including pursuant to this Agreement.

“Company” means TWW and each of its Affiliates.

“Company Entity” means TWW or any Affiliate thereof.

“Confidential Information” has the meaning set forth in Section 4.1(a).

“Director” has the meaning specified in the Introduction.

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“DSUs” has the meaning set forth in the Recitals.

“Grant Date” has the meaning specified in the Introduction.

“Notional Account” has the meeting specified in Section 3.1.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Plan” has the meaning set forth in the Recitals.

“Shares” means Common Stock, as defined in the Plan.

“Unvested Distribution Equivalent Payment” has the meaning specified in Section 3.2.

“Vesting Date” has the meaning set forth in Section 2.2(a).

SECTION 2

Grant AND VESTING of RSUS

2.1.        Grant. Subject to the terms and conditions of the Plan and this Agreement, TWW hereby grants to Director, and Director hereby accepts,                     DSUs, subject to the conditions set forth below.

2.2.        Vesting.

(a)          Subject to Sections 2.2(b) and 2.2(c) of this Agreement, and subject to Director’s continuous active service as a director with the Company through the Vesting Date, the DSUs granted to Director under this Agreement shall vest one year from the date of this grant, i.e.                     (the “Vesting Date”).  All DSUs that do not vest in accordance with this Section 2.2(a), Section 2.2(b) or Section 2.2(c) below shall be forfeited.

(b)          Change in Control.  Notwithstanding anything set forth in Sections 2.2(a) to the contrary, after a Change in Control, in the event that the Director is removed as a director of the Board other than for Cause within 12 months after such Change in Control and prior to the Vesting Date, the DSUs shall become fully vested as of the date of such removal.

(c)          Termination due to Death or Disability.  Notwithstanding anything set forth in Sections 2.2(a) or (b) to the contrary, if prior to the Vesting Date, the Director is removed as a director of the Board due to death or Disability, the DSUs shall become fully vested as of the date of such removal.

2.3.        Forfeiture. Unless otherwise determined by the Board in its sole and absolute discretion, the unvested DSUs shall be immediately forfeited and cancelled without the payment of any consideration upon the termination of the Director’s service on the Board for any reason other than as set forth in Sections 2.2(a), (b) or (c).

2.4.        Transfer Prohibited.  Director may not sell, assign, transfer, pledge or otherwise encumber (or make any other Disposition of) any DSUs, except upon the death of Director.  Upon any attempted Disposition in violation of this Section 2.4, the DSUs shall immediately become null and void.

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In addition, as set forth in Section 2.6 of this Agreement, each Share delivered pursuant to this Agreement is subject to the Plan.

2.5.        Delivery of Shares. The Shares covered by a DSU shall not be delivered to Director until the DSU becomes a vested DSU.  Subject to the last sentence hereof, Shares covered by any vested DSUs shall be delivered within 30 days of the applicable Vesting Date unless the Director has made a valid election to defer such delivery in accordance with the election form attached hereto as Exhibit B, in which case delivery of the Shares shall be made in accordance with Director’s election; provided, in each case, that prior to delivery of any Shares, Director shall have paid to the applicable Company Entity such amount as may be requested by TWW (to the extent required for any withholding taxes) for purposes of depositing any federal, state or local income or other taxes.

2.6.        Plan. Director acknowledges receipt of a copy of the Plan and represents that Director understands that (i) the terms of grant of the Shares are set forth in, and governed by, the Plan, (ii) Director shall have no rights in respect of such Shares until TWW delivers such Shares pursuant to the terms hereof and (iii) the Plan may be amended or modified from time to time.

SECTION 3

Distribution Equivalent rights

3.1         Payments and Allocations upon Distributions.  If on any date while DSUs are outstanding hereunder, any Company Entity shall make any distribution or pay any dividend to holders of Shares, TWW shall cause the applicable Company Entity to allocate to a notional account for Director (the “Notional Account”) an amount, in respect of each unvested DSU, equal to the amount that would have been payable in respect of the Shares underlying such unvested DSU if it were issued and outstanding on the date of such dividend or distribution.

3.2         Additional Payments upon Vesting.  On any date that any unvested DSUs become vested DSUs, Director shall be entitled to receive an amount (such amount, the “Unvested Distribution Equivalent Payment”) equal to all amounts then credited to Director’s Notional Account with respect to the such vested DSUs.  Upon payment of any Unvested Distribution Equivalent Payment, the amount credited to the Notional Account shall be reduced thereby.

3.3         Withholding. TWW or the applicable Company Entity shall have the right and is hereby authorized to withhold from any Unvested Distribution Equivalent Payment the amount of any applicable withholding taxes in respect of such payment and to take such action as may be necessary in the opinion of TWW or the applicable Company Entity to satisfy all obligations for the payment of such taxes.

SECTION 4

confidentiality

4.1.        Confidentiality.

(a)          Director will not at any time (whether during or after Director’s service on the Board) (x) retain (with respect to electronic or hard copy Confidential Information) or use for the benefit, purposes or account of Director or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors,

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personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(b)          “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of Director’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to Director by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that Director shall give prompt written notice to the applicable Company Entity of such requirement, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.

(c)          Upon termination of Director’s service on the Board for any reason, Director shall immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any electronic or hard copy form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Director’s possession or control (including any of the foregoing stored or located in Director’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that Director may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Director is or becomes aware.

4.2.        Specific Performance. Director acknowledges and agrees that TWW’s remedies at law for a breach or threatened breach of any of the provisions of this Section 4 would be inadequate and TWW would suffer irreparable damages as a result of such breach or threatened breach.  In recognition of this fact, Director agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, TWW, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.  Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section 4.

4.3.        Survival. The provisions of this Section 4 shall survive the termination of Director’s service on the Board for any reason.  The provisions of this Section 4 are in addition to any other restrictions set forth in any other long-term incentive program award agreement or letter; contract; confidentiality or other restrictive covenant agreement; Company policy, guideline or standard; or the protections under applicable law.

SECTION 5

MISCELLANEOUS

5.1.        Tax Issues. THE ISSUANCE OF DSUS AND THE DELIVERY OF SHARES INVOLVE COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS.  DIRECTOR ACKNOWLEDGES THAT HE/SHE HAS CONSULTED HIS/HER OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT.  NEITHER TWW NOR ANY COMPANY ENTITY MAKES ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER TO DIRECTOR REGARDING THE TAX CONSEQUENCES OF THE DSUS AND/OR THE SHARES OR UNDER THIS AGREEMENT.  DIRECTOR ACKNOWLEDGES AND AGREES THAT DIRECTOR SHALL BE SOLELY RESPONSIBLE FOR ANY TAXES ON THE DSUS AND THE SHARES AND SHALL HOLD THE COMPANY, ITS OFFICERS, DIRECTORS AND

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EMPLOYEES HARMLESS FROM ANY LIABILITY ARISING FROM ANY TAXES INCURRED BY DIRECTOR IN CONNECTION WITH THE DSUS OR SHARES.

5.2.        Equitable Adjustments. Notwithstanding any other provisions in this Agreement or the Plan to the contrary, subject to any required action by shareholders, if (i) the Company shall at any time be involved in a merger, amalgamation, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Company necessitates action by way of adjusting the terms of the outstanding Awards (collectively, “Adjustment Events”), then TWW in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable (taking into consideration such matters, without limitation, as relative value of each class of Shares and the DSUs, status of vesting and the nature of the Adjustment Event and its impact on the Shares and the DSUs) to the holders of Shares as a group, as to (i) the number or kind of Shares, DSUs or other securities issued or reserved for issuance under the Plan, (ii) the vesting terms under this Agreement, and/or (iii) any other affected terms hereunder.

5.3.        No Right to Continued Service on the Board; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a member of the Board.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s service on the Board at any time.  The Director shall not have any rights as a shareholder with respect to any DSUs prior to the DSUs becoming Shares under this Agreement.

5.4.        Remedies.

(a)          The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  These rights and remedies are given in addition to any other rights the parties may have at law or in equity.

(b)          Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

5.5.        Waivers and Amendments. The respective rights and obligations of TWW and Director under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) in writing by such respective party.  This Agreement may be amended only with the written consent of a duly authorized representative of TWW and Director.

5.6.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

5.7.        CONSENT TO JURISDICTION.

(a)          EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT LOCATED IN ATLANTA, GEORGIA OR, IF REQUIRED, THE APPROPRIATE GEORGIA STATE OR SUPERIOR COURT, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT

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LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 5.9 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)          EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 5.10 OF THIS AGREEMENT.

5.8.        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.9.        Entire Agreement. This Agreement (including the exhibits hereto)_constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersedes in their entirety all other prior agreements, whether oral or written, with respect thereto, except as provided herein.  This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Director and the Company regarding the DSUs, including any term sheets and related materials.

5.10.       Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section 5.13), reputable commercial overnight delivery service (including Federal Express and U.S.  Postal Service overnight delivery service) or deposited with the U.S.  Postal Services mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to TWW, addressed to:

Travelport Worldwide Limited
c/o Legal Department
300 Galleria Parkway
Atlanta, Georgia 30339
Attention: General Counsel
Fax: (770) 563-7878

If to Director, to the address set forth on the signature page of this Agreement or at the current address listed in TWW’s records.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m.  Eastern Time and, if sent after 5:00 p.m.  Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the

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commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S.  Postal Service as aforesaid.  Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

5.11.      No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

5.12.      Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a)          In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b)          The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c)          The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d)          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(e)          Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

5.13.      Execution of Certain Documents. By signing this Agreement, Director applies for and requests that TWW allot to Director such Shares of TWW of par value US$0.0025 each.  These Shares are to be issued to Director pursuant to the terms of this Agreement, and the consideration for such Shares is set out herein.  Further, Director agrees to take the said Shares subject to the Memorandum of Association and Bye-Laws of TWW.  In addition, Director agrees to receive any and all information, documents and notices by electronic mail at the address listed below Director’s signature, and Director undertakes to advise the Secretary of TWW of any changes to this address from time to time.

5.14.      Certain Determinations. Any determinations to be made by the Board with respect to the DSUs or this Agreement shall be made by the members of the Board acting without the Director.

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IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the day and year first written above.

COMPANY:

Travelport Worldwide Limited

By:
Signature:
Name:
Title:

DIRECTOR:

Signature:
[Name of Director]

Address:

Email address:

Telephone No.

Fax No.

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EXHIBIT A – AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

EXHIBIT B: DSU DEFERRAL ELECTION

Note: This DSU deferral form is being provided in connection with, or anticipation of, the issuance of Deferred Share Units (the “DSUs”) pursuant to a Director Award Agreement (the “Agreement”) issued by Travelport Worldwide Limited (“TWW”) pursuant to the terms of its Amended and Restated 2014 Omnibus Incentive Plan, as amended from time to time (the “Plan”). If you do not elect to defer the DSUs, settlement will occur in accordance with the Agreement.

Information About You

Name (First, M.I., Last)	Email address
Street Address	Fax #
City	State	Zip Code
1. Do You Want to Defer Receipt of Common Stock under your DSUs?

Your Agreement provides that you may elect to defer receipt of all of the shares of Common Stock that would otherwise be distributable to you under your Agreement (a “DSU Deferral”).  This DSU Deferral Election Form (this “Deferral Form”) is designed to provide you the opportunity to defer receipt of your Common Stock, and any accumulated distributions.  Except as otherwise indicated in this Deferral Form, your DSUs will remain subject to the Agreement granted to you (or to be granted to you) and the Plan.  Capitalized terms not defined herein shall have the meanings given such terms in your Agreement.

Upon the vesting of the DSUs that you elect to defer, the number of shares of Common Stock that would otherwise have been distributed to you will be credited to a bookkeeping account established on your behalf.  Any dividends and other distributions (excluding, for the avoidance of doubt, any Unvested Distribution Equivalent Payments) on the Common Stock credited to your book account will be paid to you as soon as reasonably practicable following payment of such dividend or other distribution.  Upon the payment events you choose in this election form (the “Settlement Date”), the shares of Common Stock credited to your account ( the “Settlement Amount”), will be distributed to you.  All payments under this Deferral Form, including without limitation any dividends and other distributions as well as the Settlement Amount, shall be subject to the satisfaction of the minimum amount of federal, state and local income and payroll tax withholding obligations, if any.

☐ Yes, I want to make a deferral of the Settlement Date on all of the DSUs that will be granted to me in the future pursuant to the Agreement and any subsequent agreements.  Specifically, I elect to have the Settlement Amount that was otherwise deliverable to me upon the vesting of my DSUs to be deferred until my termination of service (provided that such termination of service constitutes a “separation from service” within the meaning of Section 409A of the Code).

☐ No, I do not want to make a deferral of the Settlement Date on all of the DSUs that will be granted to me in the future pursuant to the Agreement and any subsequent agreements.  I recognize that if I have previously elected to defer DSUs, this election not to defer shall only apply with respect to DSUs that are issued following the year of my election to not defer.

2. Information About Your Payout Election

An election to defer must be made no later than the end of the taxable year preceding the year for which the DSUs are granted.  Any Deferral Form returned to TWW after this date will be void and of no force or effect.  An election shall be irrevocable as of the last day of the calendar year in which the election is made and shall continue in effect for all future DSU grants until revoked by a subsequent election for future years in a new Deferral Form.  All such changes shall only be effective prospectively for subsequent calendar years commencing after the time of such election.  Notwithstanding the foregoing, your election will apply to any future DSU grants made in the same year following date that you join the Board, so long as you make such election within 30 days of the date that you become eligible to receive DSUs.

Please note that changes to the payout elections are not allowed.

3. Participant Approval

I certify that the information above is accurate and complete and that this election is irrevocable.  If I have chosen to defer the settlement of my DSUs I give TWW permission to defer delivery of the Common Shares according to the instructions above.

Participant Signature:_____________________________________________ Date: _________________